Exhibit 3.3

FIRST AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)
The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 573.

In affirmation thereof, the facts stated above are true.

Dated: February 19, 2026

General Partner:

By ________/s/ Penny Pennington __________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Beaudoin, Guy Andre	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Box Living Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Harris, Brad	2/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Barletta, Emily Sixta	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Guy A Beaudoin Revocable Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Harris Revocable Living Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Papadopoulos, Anna J	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
The Scott Hoffmeyer and Jessica Hoffmeyer Revocable Living Trust	2/1/2026	12555 Manchester Road	St. Louis, MO 63131
Tsou, Charlotte	2/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to First Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.